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                                                                     EXHIBIT 5.1



                            AMOS & JEFFRIES, L.L.P.



                        ATTORNEYS AND COUNSELLORS AT LAW


TELEPHONE: (910) 273-5569    1230 RENAISSANCE PLAZA    FACSIMILE: (910) 273-2435


                              230 NORTH ELM STREET


                              POST OFFICE BOX 787


                        GREENSBORO, NORTH CAROLINA 27402



                                                  February 27, 1995



Piedmont Natural Gas Company, Inc.


Post Office Box 33068


Charlotte, North Carolina 28233



Gentlemen:



     We have acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to the public offering of up to 1,725,000 additional shares of the Company's Common Stock, no par value (the "New Common Stock"). The New Common Stock is to be offered to the public from time to time in one or more transactions (i) to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Edward D. Jones & Co., Equitable Securities Corporation, Interstate/Johnson Lane Corporation, Scott & Stringfellow, Inc., and Dean Witter Reynolds Inc. and other such underwriters, underwriting syndicates or dealers designated at the time of sale, (ii) through agents designated from time to time, or (iii) directly by the Company.



     We are generally familiar with the corporate proceedings taken by the Company in connection with the proposed offering of the New Common Stock, and we have examined such corporate records of the Company and other documents as we have deemed necessary to form a basis for the opinion hereinafter expressed.



     In our opinion, when the action hereinbelow set forth shall have been taken, the New Common Stock will have been duly and legally authorized and issued and will be fully paid and nonassessable:



     (1) The Securities and Exchange Commission shall have entered an appropriate order declaring effective the Registration Statement,



     (2) An appropriate supplement to the Prospectus contained in the Registration Statement shall have been duly filed with the Commission, and



     (3) The New Common Stock shall have been appropriately issued and delivered to the purchasers thereof and the consideration therefor shall have been received by the Company.



     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm contained under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933.



                                                  Yours very truly,



                                                        /s/  JERRY W. AMOS


                                                          Jerry W. Amos